UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2025

STEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Embarcadero Ctr., Suite 710, San Francisco, California 94111

(Address of principal executive offices including zip code)

1-877-374-7836

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 9, 2025, the Company announced a reduction in force plan (the “Plan”), as part of the Company’s broader efforts to prioritize investments in software, reduce operating costs, increase efficiency, drive profitable growth and increase stockholder value.

The Plan will reduce the Company’s global full-time workforce by approximately 27%. The Company estimates the total cash expenditures associated with the Plan to be approximately $6.0 million to $6.5 million, primarily consisting of severance payments, notice period payments in applicable jurisdictions, employee benefits and related costs. The Company expects to incur these expenses primarily in the second quarter of 2025.

As a result of the Plan, the Company estimates partial year 2025 savings to be approximately $24 million and full-year 2026 savings to be approximately $30 million. These savings exclude an expected one-time GAAP pre-tax charge in the second quarter 2025 in the range of $6.0 million to $6.5 million, substantially all of which is expected to be related to severance payments and post-employment benefits, which the Company expects to treat as an adjustment item for purposes of reporting adjusted EBITDA.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, as well as the related estimated savings, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

The actions associated with the Plan are expected to be substantially complete by the end of the second quarter of 2025.

ITEM 8.01	Other Events

On April 9, 2025, the Company’s Chief Executive Officer, Arun Narayanan, sent an email to employees regarding the Plan, which is attached to this Current Report on Form 8-K as Exhibit 99, and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

99	Email to Employees

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s intentions to prioritize investments in software, reduce operating costs, increase efficiency, drive profitable growth and increase stockholder value; (ii) the Company’s expectations with respect to the Plan; (iii) the Company’s estimates related to timing, cost and number of separations, one-time severance payments, and post-employment benefits; (iv) the Company’s expectations related to future cash expenditures, including the factors and assumptions underlying the Company’s expectations; (v) the Company’s expectations with respect to savings associated with the Plan; and (vi) the Company’s financial and operational outlook, expectations, goals, plans, targets, and projected results of operations, and including factors and assumptions underlying the Company’s expectations and projections. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results or outcomes to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ii) the risk that the restructuring costs and charges may be greater than anticipated; (iii) the risk that the Company’s restructuring efforts may adversely affect the Company’s ability to recruit and retain sufficient numbers of qualified and motivated employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (iv) the risk that the Company’s restructuring efforts may negatively impact the Company’s strategy execution, business operations and reputation with or ability to serve customers; (v) the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and (vi) other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: April 14, 2025	By:	/s/ Saul R. Laureles
	Name:	Saul R. Laureles
	Title:	Chief Legal Officer and Secretary

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